March 31, 2025

Dear Scott:

At this exciting time for the company, I am very pleased to offer you the position of Chief Financial Officer for MasterCraft Boat Holdings, Inc. This role reports directly to Brad Nelson, CEO. You will play an important role across the enterprise as a key member of the Senior Leadership Team (SLT).

The terms of our offer are as follows:

Effective: July 1, 2025

Job Title: Chief Financial Officer

Salary/Bonus: Your base annual salary will be $310,000. You will be eligible for the management bonus plan. You will be eligible for a target of 60% of your base salary based on the Company’s financial performance and on achievement of agreed upon KPO’s.

LTIP: You will be eligible for the Company’s Long-Term Incentive Plan. This Plan will allow you to earn a target of 70% of your base salary.

Special Grant: A one-time RSU grant of $100,000 MCFT stock with two-year vesting, subject to being employed with the company on vesting date.

Please indicate your acceptance of this offer by signing this letter and returning it to me.

Sincerely,

/s/ CHARLENE HAMPTON

Charlene Hampton, SPHR, SHRM-SCP

Vice President, Human Resources

Agreed: /s/ SCOTT KENT___________ Date: _04/03/2025____________

Scott Kent